Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our reports dated January 29, 2003, accompanying the consolidated financial statements of Intevac, Inc. appearing in the 2002 Annual Report of the Company to its shareholders and the accompanying schedules included in the Annual Report on Form 10-K for the year ended December 31, 2002, which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

GRANT THORNTON LLP

San Jose, California September 22, 2003